Exhibit 4.6

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986REH0	FACE AMOUNT: $
REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Notes Linked to a Commodity Basket

due July 8, 2015

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Redemption Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be July 8, 2015. If no Market Disruption Event (as defined below) occurs or is continuing with respect to a Basket Component (as defined below) on the scheduled Calculation Day (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If a Market Disruption Event occurs or is continuing with respect to a Basket Component on the scheduled Calculation Day, the “Stated Maturity Date” shall be the later of (i) three Business Days (as defined below) after the postponed Calculation Day with respect to such Basket Component (or, if the Calculation Day is postponed with respect to more than one Basket Component, three Business Days after the latest postponed Calculation Day) and (ii) the Initial Stated Maturity Date. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Determination of Redemption Amount

The “Redemption Amount” of this Security will equal:

•	If the Ending Level is greater than the Starting Level: the Face Amount plus:

Face Amount x	Ending Level – Starting Level Starting Level	x Participation Rate	; or

•	If the Ending Level is equal to or less than the Starting Level: the Face Amount minus:

Face Amount x	Starting Level – Ending Level Starting Level	x Downside Factor

“Basket” shall mean a basket comprised of the following Basket Components, with the return of each Basket Component having the weighting noted parenthetically: gold (5%); silver (5%); platinum (5%); aluminum (5%); copper (5%); lead (5%); nickel (5%); sugar (7%); corn (5%); wheat (5%); soybeans (5%); cotton (6%); lean hogs (7%); WTI crude oil (10%); Brent crude oil (10%); and RBOB gasoline (10%).

“Basket Component” shall mean each of gold, silver, platinum, aluminum, copper, lead, nickel, sugar, corn, wheat, soybeans, cotton, lean hogs, WTI crude oil, Brent crude oil and RBOB gasoline.

The “Pricing Date” shall mean June 28, 2011.

The “Starting Level” is 100.

The “Ending Level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 5% of the Component Return of gold; (B) 5% of the Component Return of silver; (C) 5% of the Component Return of platinum; (D) 5% of the Component Return of aluminum; (E) 5% of the Component Return of copper; (F) 5% of the Component Return of lead; (G) 5% of the Component Return of nickel; (H) 7% of the Component Return of sugar; (I) 5% of the Component Return of corn; (J) 5% of the Component Return of wheat; (K) 5% of the Component Return of soybeans; (L) 6% of the Component Return of cotton; (M) 7% of the Component Return of lean hogs; (N) 10% of the Component Return of WTI crude oil; (O) 10% of the Component Return of Brent crude oil; and (P) 10% of the Component Return of RBOB gasoline.

The “Component Return” of a Basket Component will be equal to:

Final Component Price – Initial Component Price

Initial Component Price

where,

•	the “Initial Component Price” is the Settlement Price of such Basket Component on the Pricing Date; and

•	the “Final Component Price” will be the Settlement Price of such Basket Component on the Calculation Day.

The Initial Component Prices of the Basket Components are as follows: gold ($1,499.00); silver (3,396.00¢); platinum ($1,692.00); aluminum ($2,480.00); copper ($8,995.50); lead ($2,553.00); nickel ($22,490.00); sugar (27.01¢); corn (670.00¢); wheat (671.75¢); soybeans (1,324.50¢); cotton (128.01¢); lean hogs (94.375¢); WTI crude oil ($92.89); Brent crude oil ($108.78); and RBOB gasoline ($2.8156).

The “Settlement Price” of a Basket Component on any day will be:

(i)	in the case of gold, the official afternoon fixing price per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, expressed in U.S. dollars per troy ounce, as calculated by the London Gold Market on that day (the “London gold fixing price”);

(ii)	in the case of silver, the official fixing price per troy ounce of silver for delivery in London through a member of the LBMA authorized to effect such delivery, expressed in U.S. cents per troy ounce, as calculated by the London Silver Market on that day (the “London silver fixing price”);

(iii)	in the case of platinum, the official afternoon fixing price per troy ounce gross of platinum for delivery in Zurich through a member of the London Platinum and Palladium Market (the “LPPM”) authorized to effect such delivery, expressed in U.S. dollars per troy ounce gross, as calculated and published by the LPPM on that day (the “LPPM platinum price”);

(iv)	in the case of aluminum, the official cash seller and settlement price of Primary Aluminum on the London Metal Exchange (the “LME”), expressed in U.S. dollars per tonne, traded on the LME on that day (the “LME Primary Aluminum price”) as made public by the LME;

(v)	in the case of copper, the official cash offer price per tonne of copper Grade A on the LME for the spot market, expressed in U.S. dollars per tonne, traded on the LME on that day (the “LME copper Grade A price”) as made public by the LME;

(vi)	in the case of lead, the official cash seller and settlement price of Standard Lead on the LME, expressed in U.S. dollars per tonne, traded on the LME on that day (the “LME Standard Lead price”) as made public by the LME;

(vii)	in the case of nickel, the official cash seller and settlement price of Primary Nickel, expressed in U.S. dollars per tonne, traded on the LME on that day (the “LME Primary Nickel price”) as made public by the LME;

(viii)	in the case of sugar, the official settlement price per pound of deliverable-grade sugar cane of the first nearby month futures contract (or, in the case of any Trading Day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per pound, traded on the Intercontinental Exchange (“ICE”) on that day (the “ICE sugar price”) as made public by the ICE;

(ix)	in the case of corn, the official settlement price per bushel of deliverable-grade corn of the first nearby month futures contract (or, in the case of any Trading Day after the date of the last trade of the options contact (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel, traded on Chicago Board of Trade (the “CBOT”) on that day (the “CBOT corn price”) as made public by the CBOT;

(x)	in the case of wheat, the official settlement price per bushel of deliverable-grade wheat of the first nearby month futures contract (or, in the case of any Trading Day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby futures contract, the second nearby month futures contract) expressed in U.S. cents per bushel, traded on the CBOT on that day (the “CBOT wheat price”) as made public by the CBOT;

(xi)	in the case of soybeans, the official settlement price per bushel of deliverable-grade soybeans of the first nearby month futures contract (or, in the case of any Trading Day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel, traded on the CBOT on that day (the “CBOT soybean price”) as made public by the CBOT;

(xii)	in the case of cotton, the official settlement price per pound of deliverable-grade cotton No. 2 on the ICE of the first nearby month futures contract (or, in the case of any Trading Day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per pound, on that day (the “ICE cotton price”) as made public by the ICE;

(xiii)	in the case of lean hogs, the official settlement price per pound of hog carcasses of the first nearby month futures contract, expressed in U.S. cents per pound, traded on The Chicago Mercantile Exchange (the “CME”) on that day (the “CME lean hogs price”) as made public by the CME;

(xiv)	in the case of WTI crude oil, the official settlement price per barrel of the first nearby month futures contract for West Texas Intermediate (“WTI”) light sweet crude oil, expressed in U.S. dollars per barrel, traded on New York Mercantile Exchange (“NYMEX”) on that day (the “NYMEX crude oil price”) as made public by the NYMEX;

(xv)	in the case of Brent crude oil, the official settlement price per barrel of the first nearby month futures contract for ICE Brent crude oil, expressed in U.S. dollars per barrel, traded on the ICE on that day (the “ICE Brent crude price”) as made public by the ICE; and

(xvi)	in the case of RBOB gasoline, the official settlement price per gallon of the first nearby month futures contract for NYMEX RBOB gasoline (or, in the case of any Trading Day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. dollars per gallon, traded on the NYMEX on that day (the “NYMEX RBOB gasoline price”) as made public by the NYMEX.

The term “first nearby month futures contract” for a commodity on any day refers to the futures contract for that commodity with the last Trading Day closest to such day and the term “second nearby month futures contract” for a commodity refers to the futures contract for that commodity with the last Trading Day immediately after the last Trading Day of the first nearby month futures contract for that commodity.

The “Participation Rate” is 128%.

The “Downside Factor” is 70%.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Minneapolis, Minnesota.

A “Trading Day” means (i) with respect to gold and silver, any day on which the LBMA is open for trading, (ii) with respect to platinum, any day the LPPM is open for trading, (iii) with respect to aluminum, copper, lead and nickel, any day the LME is open for trading, (iv) with respect to corn, wheat and soybeans, any day the CBOT is open for trading, (v) with respect to sugar, cotton and Brent crude oil, any day the ICE is open for trading, (vi) with respect to lean hogs, any day the CME is open for trading, and (vii) with respect to WTI crude oil and RBOB gasoline, any day the NYMEX is open for trading.

The “Calculation Day” shall be June 30, 2015 or, if such day is not a Trading Day, the next succeeding Trading Day. The Calculation Day is subject to postponement due to the occurrence of a Market Disruption Event. If a Market Disruption Event occurs or is continuing with respect to a Basket Component on the Calculation Day, such Calculation Day for such Basket Component will be postponed to the first succeeding Trading Day on which a Market Disruption Event for such Basket Component has not occurred and is not continuing. If such first succeeding Trading Day has not occurred as of the fifth scheduled Trading Day after the scheduled Calculation Day for such Basket Component, that fifth scheduled Trading Day shall be deemed the Calculation Day. If the Calculation Day has been postponed five scheduled Trading Days after the scheduled Calculation Day for such Basket Component and such fifth scheduled Trading Day is not a Trading Day, or if a Market Disruption Event occurs or is continuing with respect to the Basket Component on such fifth scheduled Trading Day, the Calculation Agent will determine its good faith estimate of the Settlement Price of such Basket Component on such fifth scheduled Trading Day. Notwithstanding a postponement of a Calculation Day for a particular Basket Component due to a Market Disruption Event with respect to such Basket Component, the originally scheduled Calculation Day will remain the Calculation Day for any Basket Component not affected by a Market Disruption Event. See “—Market Disruption Events.”

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of July 6, 2011 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Ending Level and the Redemption Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Market Disruption Events

A “Market Disruption Event” means any of the following events as determined by the Calculation Agent in its sole discretion:

(i)	with respect to gold: (A) a material limitation or suspension of trading in the London afternoon gold fixing market; or (B) the failure of the London Gold Market to announce or publish the London gold fixing price;

(ii)	with respect to silver: (A) a material limitation or suspension of trading in the London silver fixing market; or (B) the failure of the London Silver Market to announce or publish the London silver fixing price;

(iii)	with respect to platinum: (A) a material limitation or suspension of trading in platinum by the LPPM; or (B) the failure of the LPPM to announce the LPPM platinum price;

(iv)	with respect to aluminum: (A) a material limitation or suspension of trading in Primary Aluminum on the LME; or (B) the failure of the LME to announce the LME Primary Aluminum price;

(v)	with respect to copper: (A) a material limitation or suspension of trading in copper Grade A on the LME; or (B) the failure of the LME to announce the LME copper Grade A price;

(vi)	with respect to lead: (A) a material limitation or suspension of trading in Standard Lead on the LME; or (B) the failure of the LME to announce the LME Standard Lead price;

(vii)	with respect to nickel: (A) a material limitation or suspension of trading in Primary Nickel on the LME; or (B) the failure of the LME to announce the LME Primary Nickel price;

(viii)	with respect to sugar: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade sugar cane; or (B) the failure of the ICE to announce the ICE sugar price;

(ix)	with respect to corn: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade corn; or (B) the failure of CBOT to announce the CBOT corn price;

(x)	with respect to wheat: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade wheat; or (B) the failure of CBOT to announce the CBOT wheat price;

(xi)	with respect to soybeans: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade soybeans; or (B) the failure of CBOT to announce the CBOT soybean price;

(xii)	with respect to cotton: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade cotton; or (B) the failure of the ICE to announce the ICE cotton price;

(xiii)	with respect to lean hogs: (A) a material limitation or suspension of trading in the first nearby month futures contract for lean hogs traded on the CME; or (B) the failure of the CME to announce the CME lean hogs price;

(xiv)	with respect to WTI crude oil: (A) a material limitation or suspension of trading in the first nearby month futures contract for WTI light sweet crude oil traded on NYMEX; or (B) the failure of NYMEX to announce the NYMEX crude oil price;

(xv)	with respect to Brent crude oil: (A) a material limitation or suspension of trading in the first nearby month futures contract for ICE Brent crude oil traded on the ICE; or (B) the failure of the ICE to announce the ICE Brent crude price; and

(xvi)	with respect to RBOB gasoline: (A) a material limitation or suspension of trading in the applicable futures contract for RBOB reformulated gasoline traded on NYMEX; or (B) the failure of NYMEX to announce the NYMEX RBOB gasoline price.

For purposes of determining whether a Market Disruption Event has occurred or is continuing with respect to a Basket Component, a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant trading facility.

Discontinuance of Quotation; Alteration of Manner of Quotation

If the quotation source for a commodity discontinues quoting the Settlement Price for such commodity as provided herein and another entity publishes a quotation that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued quotation, then any subsequent Settlement Price will be determined by reference to the quotation of such Settlement Price provided by such successor entity (in any such case, referred to herein as a “Successor Quotation Source”) on the date that the Settlement Price is to be determined.

Upon any selection by the Calculation Agent of a Successor Quotation Source, the Company will cause notice to be given to the Holder of this Security.

If the quotation source for a commodity discontinues quoting the Settlement Price for such commodity as provided herein and the Calculation Agent determines that no Successor Quotation Source for such Settlement Price is available at such time, then any subsequent Settlement Price will be determined by reference to the Calculation Agent’s good faith estimate of the Settlement Price for such commodity.

If a Successor Quotation Source is selected or the Calculation Agent calculates a Settlement Price in the absence of a Successor Quotation Source, such Successor Quotation Source or Settlement Price will be used for all purposes with respect to calculation of the Redemption Amount, including for purposes of determining whether a Market Disruption Event exists.

If the method of quoting a Settlement Price as provided herein is changed in a material respect by a quotation source or a Successor Quotation Source, then the Calculation Agent will, on the date that the Settlement Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Settlement Price for such commodity as if such changes had not been made. The Calculation Agent will calculate the Redemption Amount with reference to the Settlement Price, as adjusted.

Calculation Agent

The Calculation Agent will determine the Redemption Amount and the Ending Level. In addition, the Calculation Agent will (i) determine if adjustments are required to the Settlement Price of a Basket Component under the circumstances described in this Security, (ii) if a quotation source for a commodity discontinues quoting the Settlement Price for such commodity, select a Successor Quotation Source or, if no Successor Quotation Source is available, determine the Settlement Price of such Basket Component, and (iii) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security. All percentages and other amounts resulting from any calculation with respect to this Security will be rounded at the Calculation Agent’s discretion.

Tax Considerations

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a pre-paid derivative contract in respect of the Basket.

Redemption and Repayment

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to July 8, 2015. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Redemption Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Redemption Amount hereof calculated as provided herein as though the date of acceleration was the Calculation Day; provided, however, if such date is not a Trading Day or if a Market Disruption Event has occurred or is continuing on that day, the Calculation Day will be postponed as provided herein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Notes Linked to a Commodity Basket

due July 8, 2015

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the Redemption Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.